EXHIBIT 68

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations under the Securities Exchange Act of 1934, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of each of the undersigned.

Date: February 10, 2023

By:	/s/ Alfred M. Rankin, Jr.
Alfred M. Rankin, Jr., on behalf of himself, and as:

Attorney-in-Fact for Clara L. T. Rankin*

Attorney-in-Fact for Alfred M. Rankin, Jr.*

Attorney-in-Fact for Helen Rankin Butler (f/k/a Helen P. Rankin)*

Attorney-in-Fact for Clara T. Rankin Williams (f/k/a Clara T. Rankin)*

Attorney-in-Fact for Thomas T. Rankin*

Attorney-in-Fact for Matthew M. Rankin*

Attorney-in-Fact for James T. Rankin*

Attorney-in-Fact for Claiborne R. Rankin*

Attorney-in-Fact for Chloe O. Rankin*

Attorney-in-Fact for Chloe R. Seelbach (f/k/a Chloe E. Rankin)*

Attorney-in-Fact for Claiborne R. Rankin, Jr.*

Attorney-in-Fact for Roger F. Rankin*

Attorney-in-Fact for Bruce T. Rankin*

Attorney-in-Fact for Martha S. Kelly*

Attorney-in-Fact for Susan Sichel*

Attorney-in-Fact for Jennifer T. Jerome*

Attorney-in-Fact for Caroline T. Ruschell*

Attorney-in-Fact for David F. Taplin*

Attorney-in-Fact for Beatrice B. Taplin*

Attorney-in-Fact for Theodore D. Taplin*

Attorney-in-Fact for Britton T. Taplin*

Attorney-in-Fact for Frank F. Taplin*

Attorney-in-Fact for Rankin Management, Inc.*

Attorney-in-Fact for Rankin Associates I, L.P. (f/k/a CTR Family Associates, L.P.)*

Attorney-in-Fact for The Trust created under the Agreement, dated December 28, 1976, between National City Bank, as trustee, and Clara L.T. Rankin, for the benefit of grandchildren*

Attorney-in-Fact for The Trust created under the Agreement, dated July 20, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. Rankin, for the benefit of Clara T. Rankin*

Attorney-in-Fact for The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.*

Attorney-in-Fact for The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin*

Attorney-in-Fact for The Trust created under the Agreement, dated December 29, 1967, as supplemented, amended and restated, between Thomas T. Rankin, as trustee, and Thomas T. Rankin, creating a trust for the benefit of Thomas T. Rankin*

Attorney-in-Fact for The Trust created under the Agreement, dated June 22, 1971, as supplemented, amended and restated, between Claiborne R. Rankin, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Claiborne R. Rankin*

Attorney-in-Fact for The Trust created under the Agreement, dated September 11, 1973, as supplemented, amended and restated, between Roger F. Rankin, as trustee, and Roger F. Rankin, creating a trust for the benefit of Roger F. Rankin*

Attorney-in-Fact for The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin*

Attorney-in-Fact for The Trust created under the Agreement, dated October 15, 1975, between PNC Bank and Britton T. Taplin, as successor trustee, for the benefit of Theodore D. Taplin*

Attorney-in-Fact for The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin*

Attorney-in-Fact for The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams*

Attorney-in-Fact for The Trust created under the Agreement, dated December 29, 1989, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler*

Attorney in Fact for Corbin Rankin*

Attorney in Fact for Alison A. Rankin*

Attorney-in-Fact for National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin*

Attorney-in-Fact for Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor*

Attorney-in-Fact for Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997, with Roger Rankin, Grantor*

Attorney-in-Fact for Rankin Associates II, L.P.*

Attorney-in-Fact for John C. Butler, Jr.*

Attorney in Fact for Clara Rankin Butler*

Attorney-in-Fact for The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin*

Attorney-in-Fact for David B. Williams*

Attorney-in-Fact for Griffin B. Butler*

Attorney-in-Fact for Claiborne R. Rankin as Trustee of the Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000*

Attorney-in-Fact for Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin*

Attorney-in-Fact for Alison A. Rankin as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin*

Attorney-in-Fact for Alison A. Rankin as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000*

Attorney-in-Fact for The Trust created under the Agreement, dated December 20, 1993, between Thomas T. Rankin, as co-trustee, Matthew M. Rankin, as co-trustee, and Matthew M. Rankin, for the benefit of Matthew M. Rankin*

Attorney-in-Fact for Scott Seelbach*

Attorney-in-Fact for Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)*

Attorney-in-Fact for Trust created under the Agreement, dated June 1, 1995, between Chloe O. Rankin, as Trustee, and Chloe O. Rankin, for the benefit of Chloe O. Rankin*

Attorney-in-Fact for Trust created by the Agreement, dated June 17, 1999, between John C. Butler, Jr., as trustee, and John C. Butler, Jr., creating a trust for the benefit of John C. Butler, Jr.*

Attorney-in-Fact for Clara Rankin Butler 2002 Trust, dated November 5, 2002*

Attorney-in-Fact for Griffin Bedwell Butler 2002 Trust, dated November 5, 2002*

Attorney-in-Fact for Elizabeth B. Rankin*

Attorney-in-Fact for Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams*

Attorney-in-Fact for Helen Charles Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Helen Charles Williams*

Attorney-in-Fact for Helen Charles Williams (by David B.H. Williams as Custodian)*

Attorney-in-Fact for Julia L. Rankin Kuipers*

Attorney-in-Fact for Trust created by the Agreement, dated December 21, 2004, between Claiborne R. Rankin, as trustee, and Julia L. Rankin, creating a trust for the benefit of Julia L. Rankin *

Attorney-in-Fact for Thomas Parker Rankin*

Attorney-in-Fact for Taplin Elizabeth Seelbach (by Scott Seelbach as Custodian)*

Attorney-in-Fact for Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Taplin Elizabeth Seelbach*

Attorney-in-Fact for Rankin Associates IV, L.P.*

Attorney-in-Fact for Marital Trust created by the Agreement, dated January 21, 1966, as supplemented, amended and restated, between National City Bank and Beatrice Taplin, as Trustees, and Thomas E. Taplin, for the benefit of Beatrice B. Taplin*

Attorney-in-Fact for Trust created by the Agreement, dated May 10, 2007, between Mathew M. Rankin, as Grantor, and Mathew M. Rankin and James T. Rankin, as co-trustees, for the benefit of Mary Marshall Rankin*

Attorney-in-Fact for Trust created by Agreement, dated May 10, 2007, between Mathew M. Rankin, as trustee, and James T. Rankin, creating a trust for the benefit of William Alexander Rankin*

Attorney-in-Fact for Trust created by the Agreement dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Isabelle Scott Seelbach*

Attorney-in-Fact for Lynne Turman Rankin*

Attorney-in-Fact for Jacob A. Kuipers*

Attorney-in-Fact for 2012 Chloe O. Rankin*

Attorney-in-Fact for 2012 Corbin K. Rankin Trust*

Attorney-in-Fact for 2012 Alison A. Rankin Trust*

Attorney-in-Fact for 2012 Helen R. Butler Trust*

Attorney-in-Fact for 2012 Clara R. Williams Trust*

Attorney-in-Fact for The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009*

Attorney-in-Fact for Mary Marshall Rankin (by Matthew M. Rankin, as Custodian)*

Attorney-in-Fact for William Alexander Rankin (by Matthew M. Rankin, as Custodian)*

Attorney-in-Fact for Margaret Pollard Rankin (by James T. Rankin, as Custodian)*

Attorney-in-Fact for Trust created by the Agreement, dated April 10, 2009, between Chloe R. Seelbach, as trustee, creating a trust for the benefit of Chloe R. Seelbach*

Attorney-in-Fact for Trust created by the Agreement, dated December 21, 2004, between Chloe R. Seelbach, as trustee, and Claiborne R. Rankin, creating a trust for the benefit of Thomas Wilson Seelbach*

Attorney-in-Fact for Isabelle Seelbach (by Chloe R. Seelbach, as Custodian)*

Attorney-in-Fact for Elisabeth M. Rankin (by Alison A. Rankin, as Custodian)*

Attorney-in-Fact for A. Farnham Rankin *

Attorney-in-Fact for Taplin Annuity Trust #1 of Beatrice B. Taplin dated June 18, 2011*

Attorney-in-Fact for The Beatrice B. Taplin Trust/Custody dtd December 12, 2001, Beatrice B. Taplin, as Trustee, for the benefit of Beatrice B. Taplin*

Attorney-in-Fact for Ngaio T. Lowry Trust, dated February 26, 1998, Caroline T. Ruschell, Trustee*

Attorney-in-Fact for Caroline T. Ruschell Trust Agreement dated December 8, 2005, Caroline T. Ruschell as Trustee*

Attorney-in-Fact for Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 and as amended, Beatrice Taplin, Trustee*

Attorney-in-Fact for Thomas E. Taplin Exempt Family Trust u/a dated January 21, 1966 amended, per IRC 1015(A) Dual Basis Sub-Account, Beatrice Taplin, Trustee*

Attorney-in-Fact for Alfred M. Rankin Jr.-Roth IRA-Brokerage Account *******

Attorney-in-Fact for John C. Butler, Jr.-Roth IRA-Brokerage Account *******

Attorney-in-Fact for DiAhn Taplin*

Attorney-in-Fact for BTR 2012 GST for Helen R. Butler*

Attorney-in-Fact for BTR 2012 GST for Clara R. Williams*

Attorney-in-Fact for BTR 2012 GST for James T. Rankin*

Attorney-in-Fact for BTR 2012 GST for Matthew M. Rankin*

Attorney-in-Fact for BTR 2012 GST for Thomas P. Rankin*

Attorney-in-Fact for BTR 2012 GST for Chloe R. Seelbach*

Attorney-in-Fact for BTR 2012 GST for Claiborne R. Rankin, Jr.*

Attorney-in-Fact for BTR 2012 GST for Julia R. Kuipers*

Attorney-in-Fact for BTR 2012 GST for Anne F. Rankin*

Attorney-in-Fact for BTR 2012 GST for Elisabeth M. Rankin*

Attorney-in-Fact for The Anne F. Rankin Trust dated August 15, 2012*

Attorney-in-Fact for Trust created by the Agreement, dated August 20, 2009 between James T. Rankin, as Trustee, and James T. Rankin, creating a trust for the benefit of James T. Rankin*

Attorney-in-Fact for Thomas P.K. Rankin, Trustee of the trust created by agreement, dated February 2, 2011, as supplemented, amended and restated, between Thomas P.K. Rankin, as trustee, and Thomas P.K. Rankin, creating a trust for the benefit of Thomas P.K. Rankin*

Attorney-in-Fact for Claiborne R. Rankin Trust for children of Julia R. Kuipers dated December 27, 2013 under Custody Agreement dated December 27, 2013 fbo Evelyn R. Kuipers* Attorney-in-Fact for AMR Associates, LP*

Attorney-in-Fact for Claiborne R. Rankin Trust for Children of Claiborne R. Rankin, Jr. dtd 08/26/2016 FBO Claiborne Read Rankin III*

Attorney-in-Fact for Claiborne R. Rankin Trust for Children of Julia R. Kuipers dtd 12/27/2013 FBO Matilda Alan Kuipers**

Attorney-in-Fact for Claiborne Read Rankin III (by Claiborne R. Rankin, Jr. as Custodian)*

Attorney-in-Fact for Matilda Alan Kuipers (by Julia R. Kuipers, as Custodian)*

Attorney-in-Fact for Vested Trust for James T. Rankin, Jr. U/A/D December 4, 2015*

Attorney-in-Fact for Vested Trust for Margaret Pollard Rankin U/A/D December 4, 2015*

Attorney-in-Fact for Evelyn R. Kuipers (by Julia R. Kuipers, as Custodian)*

Attorney-in-Fact for James T. Rankin, Jr. (by James T. Rankin, as Custodian)*

Attorney-in-Fact for Thomas Wilson Seelbach (by Chloe R. Seelbach, as Custodian)*

Attorney-in-Fact for The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended and restated, between PNC Bank, as Co-Trustee, and Alfred M. Rankin, Jr., as Co-Trustee, for the benefit of the grandchildren*

Attorney-in-Fact for Rankin Associates V, L.P.*

Attorney-in-Fact for Rankin Associates VI, L.P.*

Attorney-in-Fact for Elisabeth Marshall Rankin Trust u/a/d December 30, 2015 as amended**

Attorney-in-Fact for BTR 2020 GST Trust for Helen R. Butler***

Attorney-in-Fact for BTR 2020 GST Trust for Clara R. Williams***

Attorney-in-Fact for BTR 2020 GST Trust for Matthew M. Rankin***

Attorney-in-Fact for BTR 2020 GST Trust for James T. Rankin***

Attorney-in-Fact for BTR 2020 GST Trust for Thomas P.K. Rankin***

Attorney-in-Fact for BTR 2020 GST Trust for Chloe R. Seelbach***

Attorney-in-Fact for BTR 2020 GST Trust for Claiborne R. Rankin, Jr.***

Attorney-in-Fact for BTR 2020 GST Trust for Julia R. Kuipers***

Attorney-in-Fact for BTR 2020 GST Trust for Anne F. Rankin***

Attorney-in-Fact for BTR 2020 GST Trust for Elisabeth M. Rankin***

Attorney-in-Fact for CRW 2020 GST Trust for Margo J.V. Williams

Attorney-in-Fact for CRW 2020 GST Trust for Helen C. Williams***

Attorney-in-Fact for HRB 2020 GST Trust for Clara R. Butler***

Attorney-in-Fact for HRB 2020 GST Trust for Griffin B. Butler***

Attorney-in-Fact for JCB 2020 GST Trust for Clara R. Butler***

Attorney-in-Fact for JCB 2020 GST Trust for Griffin B. Butler***

Attorney-in-Fact for Corbin K. Rankin Main Trust U/A/D November 30, 2015, as amended****

Attorney-in-Fact for Elizabeth B. Rankin Main Trust u/a/d November 10, 2015, as amended ****

Attorney-in-Fact for Lynne T. Rankin Main Trust u/a/d December 4, 2015, as amended****

Attorney-in-Fact for Scott W. Seelbach Main Trust u/a/d December 22, 2015****

Attorney-in-Fact for Paige J. Rankin (by Claiborne R. Rankin, Jr., as custodian)*****

Attorney-in-Fact for Trust FBO Paige J. Rankin U/T/A Vested Trusts for Children of Claiborne R. Rankin, Jr., dated 8/26/2016*****

*	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 43 at pages 15 through 54.
**	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 58 at page 5.
***	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 60 at page 4.
****	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 62 at page 4.
*****	The power of attorney authorizing the above named individual to act on behalf of each of the foregoing Reporting Persons is included in Exhibit 67 at page 4.